                                                                    EXHIBIT 10.1


                                DTM CORPORATION
                              1611 Headway Circle
                                   Building 2
                           Austin, Texas  78754-5138



                                 April 24, 1998


Proactive Finance Group, LLC
221 W. 6th Street, Suite 1520
Austin, Texas 78701
Attention: Anthony Mariotti


                           Confidentiality Agreement
                           -------------------------


Ladies and Gentlemen:

          In connection with the possible transaction (the "Proposed Transaction") between DTM Corporation ("DTM") and Proactive Finance Group, LLC ("Proactive"), and in order to allow Proactive to evaluate the Proposed Transaction, DTM has and will deliver to Proactive, upon the execution and delivery of this letter agreement by Proactive, certain information about DTM's properties, employees, finances, businesses and operations. All information (i) about DTM or (ii) about a third party (which information was provided to DTM subject to a confidentiality agreement with such third party, and provided that Proactive was notified of the existence of such third party confidentiality agreement) furnished by DTM or its Representatives (as defined below) to Proactive or its Representatives, whether furnished before or after the date hereof in connection with the Proposed Transaction, and regardless of the manner in which it is furnished, is referred to in this letter agreement as "Proprietary Information." Proprietary Information shall not include, however, information which (i) is or becomes generally available to the public other than as a result of a disclosure by Proactive or its Representatives in violation of this letter agreement; (ii) was available to Proactive on a nonconfidential basis prior to its disclosure by DTM or its Representatives; (iii) becomes available to Proactive on a nonconfidential basis from a person other than DTM or its Representatives who is not otherwise bound by a confidentiality agreement with DTM or any of its Representatives, or is otherwise not known to Proactive to be under an obligation to DTM or any of its Representatives not to transmit the information to Proactive; or (iv) was independently developed by Proactive without reference to or use of the Proprietary Information. For purposes of this letter agreement, (i) "Representative" shall mean, as to any person, its directors, officers, employees, agents and advisors (including, without limitation, financial advisors, attorneys and accountants) and debt and equity financing sources and their advisors and Representatives; and (ii) "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other
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Confidentiality Agreement
April 24, 1998
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entity or individual.  Notwithstanding anything to the contrary herein, DTM agrees that, with its prior written consent not to be unreasonably withheld, Proactive may provide summary information regarding the proposed transaction to potential debt and equity financing sources. To the extent such summary information includes Proprietary Information, Proactive will submit such information to DTM for consent purposes as described in the prior sentence.

          Subject to the immediately succeeding paragraph, unless otherwise agreed to in writing by DTM, Proactive (i) except as required by law, shall keep all Proprietary Information confidential, shall not disclose or reveal any Proprietary Information to any person other than its Representatives who are actively and directly participating in its evaluation of the Proposed Transaction or who otherwise need to know the Proprietary Information for the purpose of evaluating the Proposed Transaction and shall cause those persons to observe the terms of this letter agreement; (ii) shall not use Proprietary Information for any purpose other than in connection with its evaluation of the Proposed Transaction or the consummation of the Proposed Transaction in a manner that DTM has approved; and (iii) except as required by law, shall not disclose to any person (other than those of its Representatives who are actively and directly participating in its evaluation of the Proposed Transaction or who otherwise need to know for the purpose of evaluating the Proposed Transaction and, in the case of its Representatives, whom it will cause to adopt the substance of terms of this letter agreement in writing for the express benefit of DTM) any information about the Proposed Transaction, or the terms or conditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto or the status thereof, or the fact that Proprietary Information has been made available to Proactive or its Representatives. Proactive shall be responsible for any breach of the terms of this letter agreement by it and secondarily responsible for any breach of the terms of this letter agreement by its Representatives.

          In the event that Proactive or any of its Representatives are requested pursuant to, or required by, applicable law or regulation (including, without limitation, any rule, regulation or policy statement of any national securities exchange, market or automated quotation system on which any of Proactive's securities are listed or quoted) or by legal process to disclose any Proprietary Information or any other information concerning DTM or the Proposed Transaction, Proactive shall provide DTM with prompt notice of such request or requirement in order to enable DTM, at its cost, (i) to seek an appropriate protective order or other remedy, (ii) to consult with Proactive with respect to Proactive's taking steps to resist or narrow the scope of such request or legal process, or (iii) to waive compliance, in whole or in part, with the terms of this letter agreement. In the event that such protective order or other remedy is not obtained, or DTM waives compliance, in whole or in part, with the terms of this letter agreement, Proactive or its Representative shall use good faith efforts to disclose only that portion of the Proprietary Information which is legally required to be disclosed and to ensure
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Confidentiality Agreement
April 24, 1998
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that all Proprietary Information that is so disclosed will be accorded confidential treatment to the fullest extent available. In the event that Proactive or its Representatives, as the case may be, shall have complied with the provisions of this paragraph, such disclosure may be made by Proactive or its Representatives, as applicable, without any liability hereunder.

          For a period (the "Restricted Period") commencing with the date of this letter agreement and ending on the earlier of (i) the second anniversary of the date of this letter agreement and (ii) the occurrence of a "Significant Event" (as defined below), neither Proactive nor any of its Representatives shall, without the prior written consent of DTM's Board of Directors or any committee thereof delegated the responsibility for such matters:

          (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of DTM or any subsidiary of DTM, or of any successor to or person in control of DTM, or any assets of DTM or any subsidiary or division of DTM or of any such successor or controlling person (excluding in any event DTM voting securities indirectly held through mutual funds and other such passive investment vehicles over which neither Proactive nor any of its affiliates or Representatives retain any investment discretion);

          (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission (the "SEC")), or seek to advise or influence any person or entity with respect to the voting of any voting securities of DTM;

          (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving DTM or any of its securities or assets;

          (d)  form, join or in any way participate in a "group" as defined in
               Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with any of the foregoing;

          (e)  otherwise act or seek to control or influence the management,
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Confidentiality Agreement
April 24, 1998
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               Board of Directors or policies of DTM;

          (f) take any action that could reasonably be expected to require DTM to make a public announcement regarding the possibility of any of the events described in clauses (a) through (e) above; or

          (g) request DTM or any of its Representatives, directly or indirectly, to amend or waive any provision of this paragraph.

During the Restricted Period, Proactive shall promptly advise DTM of any inquiry or proposal made to it with respect to any of the foregoing. For purposes of this letter agreement, (i) "Significant Event" shall mean, with respect to DTM, any of (A) the acquisition by any person or "13D Group" (as defined below) of beneficial ownership of "Voting Securities" (as defined below) of DTM representing 15% or more of the then outstanding Voting Securities of DTM; (B) the announcement or commencement by any person or 13D Group of a tender or exchange offer to acquire Voting Securities of DTM which, if successful, would result in such person or 13D Group owning, when combined with any other Voting Securities of DTM owned by such person or 13D Group, 15% or more of the then outstanding Voting Securities of DTM; or (C) the entry into by DTM, or determination by DTM to seek to enter into, any merger, sale or other business combination transaction pursuant to which the outstanding shares of common stock of DTM would be converted into cash or securities of another person or 13D Group or 50% or more of the then outstanding shares of common stock of DTM would be owned by persons other than the then current holders of shares of common stock of DTM, or which would result in all or a substantial portion of DTM's assets being sold to any person or 13D Group; (ii) "Voting Securities" shall mean, with respect to DTM, at any time shares of any class of capital stock of DTM which are then entitled to vote generally in the election of directors; provided, that
                                                                  --------
for purposes of this definition any securities which at such time are convertible or exchangeable into or exercisable for shares of common stock of DTM shall be deemed to have been so converted, exchanged or exercised; and (iii) "13D Group" shall mean, with respect to the Voting Securities of DTM, any group of persons formed for the purpose of acquiring, holding, voting or disposing of such Voting Securities which would required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Securities representing more than 5% of the total combined voting power of all such Voting Securities then outstanding.

          Proactive agrees that neither it nor its Representatives will at any time from the date of this letter agreement until the two year anniversary of the date of this letter agreement, directly or indirectly, solicit for employment any employee of DTM who serves in an executive
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Confidentiality Agreement
April 24, 1998
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capacity or who is identified by such party as a result of its evaluation or otherwise in connection with the Proposed Transaction.

          To the extent that any Proprietary Information may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All Proprietary Information provided by a party that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges to the fullest extent available under applicable law. Nothing in this letter agreement obligates any party to reveal material subject to the attorney-client privilege, work product doctrine or any other applicable privilege.

          If either party hereto shall determine that it does not wish to proceed with the Proposed Transaction, such party shall promptly advise the other party of that decision. In that case, or in the event that DTM, in its sole discretion, so requests or the Proposed Transaction is not consummated by Proactive, Proactive shall, upon DTM's written request, promptly deliver to DTM all Proprietary Information, and, at Proactive's election, return or destroy (provided that any such destruction shall be certified by a duly authorized
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Representative of Proactive) all copies, reproductions, summaries, analyses or extracts thereof, including any electronic or computer file copies, or based thereon in Proactive's possession or in the possession of any Representative of Proactive.

          Subject to the terms and conditions of a definitive agreement regarding the Proposed Transaction and without prejudice thereto, Proactive acknowledges that neither DTM nor its Representatives nor any of the officers, directors, employees, agents or controlling persons of such Representatives makes any express or implied representation or warranty as to the completeness of the Proprietary Information. Proactive shall not be entitled to rely on the completeness of any Proprietary Information, but shall be entitled to rely solely on such representations and warranties regarding the completeness of the Proprietary Information as may be made to it in any definitive agreement relating to the Proposed Transaction, subject to the terms and conditions of such agreement.

          Until a definitive agreement regarding the Proposed Transaction has been executed by the parties hereto, neither party hereto shall be under any legal obligation or have any liability to the other party of any nature whatsoever with respect to the Proposed Transaction by
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Confidentiality Agreement
April 24, 1998
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virtue of this letter agreement or otherwise (other than with respect to the confidentiality and other matters set forth herein). DTM and its Representatives (i) may conduct the process that may or may not result in the Proposed Transaction in such manner as DTM, in its sole discretion, may determine (including, without limitation, negotiating and entering into a definitive agreement with any third party without notice to Proactive) and (ii) reserves the right to change (in its sole discretion, at any time and without notice to Proactive) the procedures relating to the consideration of the Proposed Transaction (including, without limitation, terminating all further discussions with Proactive and requesting that Proactive return or destroy the Proprietary Information as described above).

          Without prejudice to the rights and remedies otherwise available to DTM, DTM shall be entitled to equitable relief by way of injunction or otherwise if Proactive or any of its Representatives breach or threaten to breach any of the provisions of this letter agreement. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines in a final order from which there is no appeal that this letter agreement has been breached by Proactive or by its Representatives, the breaching party will reimburse DTM for its costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with the enforcement of this letter agreement and such litigation.

          It is further understood and agreed that no failure or delay by DTM in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

          This letter agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to its principles or rules regarding conflicts of laws, other than such principles directing application of Texas law. Each party hereby consents to the institution and resolution of any action or proceeding of any kind or nature with respect to or arising out of this agreement brought by any party hereto in the federal or state courts located within the State of Texas.

          This letter agreement contains the entire agreement between the parties hereto concerning confidentiality of the Proprietary Information, and no modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon either party hereto, unless approved in writing by each such party.
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Confidentiality Agreement
April 24, 1998
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          Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.


                                    DTM CORPORATION


                                    By: /s/ JOHN S. MURCHISON, III
                                       _________________________________________
                                         John S. Murchison, III
                                         President and Chief Executive Officer

ACCEPTED AND AGREED as of
  the date hereof:

PROACTIVE FINANCE GROUP, LLC


By: /s/ ANTHONY MARRIOTTI
   _____________________________________
     Name: Anthony Marriotti
     Title: President